                                UNITED STATES
                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549
               -----------------------------------------------
                           REGISTRATION STATEMENT
                                ON FORM S-8
                                   Under
                         THE SECURITIES ACT OF 1933

                            TELTONE CORPORATION
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            (Exact name of registrant as specified in its charter)

               WASHINGTON                                  91-0839067
      (State or other jurisdiction                        (IRS Employer
    of incorporation or organization)                  Identification No.)

    22121 - 20TH AVENUE S.E., BOTHELL, WASHINGTON                 98021-4408
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    (Address of Principal Executive Offices)                      (Zip Code)

       TELTONE CORPORATION 1996 NONEMPLOYEE DIRECTORS STOCK OPTION PLAN
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                           (Full title of the plan)

                              Richard W. Soshea
                          22121 -- 20th Avenue S.E.
                       Bothell, Washington  98021-4408
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                   (Name and address of agent for service)

                               (206) 487-1515
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        (Telephone number, including area code, of agent for service)

                      Copies of all communications to:
                               Gary J. Kocher
                          Preston Gates & Ellis LLP
                             5000 Columbia Center
                               701 Fifth Avenue
                        Seattle, Washington  98104-7078

                        CALCULATION OF REGISTRATION FEE
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

Title of each class of                                  Proposed maximum          Proposed maximum
   securities to be       Amount to be registered      offering price per        aggregate offering      Amount of registration
      registered                                             share*                    price*                      fee
----------------------    -----------------------      ------------------        ------------------      --------------------
   Common stock              320,000  shares                 $.375                    $120,000                    $100**
   no par value              ---------------                 -----                    --------                    ------


    *Based on the average of the bid and asked price on April 30, 1997 as reported on the NASD Bulletin Board System, exclusively used to calculate the registration fee pursuant to Rule 457(c).

    **Pursuant to Rule 111, the minimum filing fee of $100 is being paid in connection with the filing of this registration statement.

                     The Index to Exhibits is located at Page 6.

                                  PART II

                          INFORMATION REQUIRED IN
                         THE REGISTRATION STATEMENT

Item 3.  Incorporation of Documents by Reference.

         The following documents, which have heretofore been filed by the registrant with the Securities and Exchange Commission, are incorporated by reference herein and shall be deemed to be part hereof:

         (i) Annual Report of Teltone Corporation on Form 10-KSB for the year ended June 30, 1996.

         (ii) Proxy Statement of Teltone Corporation dated September 30, 1996.

         (iii) Quarterly Report of Teltone Corporation on Form 10-QSB for the quarter ended September 30, 1996.

         (iv) Quarterly Report of Teltone Corporation on Form 10-QSB for the quarter ended December 31, 1996.

    All documents subsequently filed by the registrant or the plan pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated herein by reference and shall be deemed a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.

    Not applicable.

Item 5.  Interests of Named Experts and Counsel.

    Legal matters in connection with the securities offered hereby were passed upon by Preston Gates & Ellis LLP, Seattle, Washington. Lawyers in the firm participating in the matter beneficially own, in the aggregate and individually, none of the Company's common stock.

Item 6.  Indemnification of Directors and Officers.

    Article IX of the Articles of Incorporation of the Company require the Company to indemnify any present or former officer or director to the fullest extent not prohibited by the Washington Business Corporation Act.
Chapter 23B.8.510 and .570 of the Washington Business Corporation Act authorizes a corporation to indemnify its officers and directors in terms sufficiently broad to permit such indemnification under certain circumstances for liabilities (including reimbursement for expenses incurred) arising under the Securities Act of 1933.

Item 7.  Exemption from Registration Claimed.

    Not applicable.

Item 8.  Exhibits.

    See Exhibit Index.

Item 9.  Undertakings.

A.  RULE 415 OFFERING.

    The undersigned registrant hereby undertakes:

    1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement:

                   PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

    2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

    3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

B.  FILINGS INCORPORATING SUBSEQUENT EXCHANGE ACT DOCUMENTS BY REFERENCE.

    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d)of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

C.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions of the registrant's certificate of incorporation or by-laws or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                               SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bothell, State of Washington on the 28th day of April, 1997.

                                  TELTONE CORPORATION

                                  \s\ Richard W. Soshea
                                  ------------------------------
                                  By Richard W. Soshea
                                  Its:  PRESIDENT


                                  POWER OF ATTORNEY

    KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Richard W. Soshea, his or her attorney-in-fact, for him or her in any and all capacities, to sign any amendments to this Registration Statement, and to file the same, with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his substitute, may do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.


Name                               Title                        Date
----                    --------------------------------    --------------

\s\ Richard W. Soshea
----------------------- President and Chief Executive       April 28, 1997
Richard W. Soshea       Officer, Director
                        (Principal Executive Officer)



\s\ Jeff deCillia
----------------------- Vice President, Finance and        April 28, 1997
Jeff deCillia           Chief Financial Officer
                        (Principal Financial and Accounting
                        Officer)



\s\ Charles L. Anderson
-----------------------           Director                  April 15, 1997
Charles L. Anderson


\s\ Charles P. Waite
-----------------------           Director                  April 15, 1997
Charles P. Waite


\s\ Donald C. Wilson
-----------------------           Director                  April 15, 1997
Donald C. Wilson


\s\ Paul Wythes
-----------------------           Director                  April 15, 1997
Paul Wythes

                                  INDEX TO EXHIBITS

Exhibit Number           Description                                       Page
--------------           -----------                                       ----

    3           Articles of Incorporation and Bylaws, as amended            *

    5           Opinion of Preston Gates & Ellis                            7

    23.1        Consent of Price Waterhouse LLP as Independent Auditors     8

    23.2        Consent of Preston Gates & Ellis(included in Exhibit 5)

    24          Power of Attorney                                           5




-----------------
* Incorporated herein by reference to the Corporation's Annual Report on Form 10-K for the fiscal year ended June 30, 1983, Commission file No. 0-11275.



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